                                                                   EXHIBIT 99.1


                           PURCHASE AND SALE AGREEMENT


                                     SELLER:

                          AETNA LIFE INSURANCE COMPANY
                          C/O UBS REALTY INVESTORS LLC
                     242 TRUMBULL STREET, HARTFORD CT 06103


                                   PURCHASER:
                             COPT ACQUISITIONS, INC.
                             8815 CENTRE PARK DRIVE
                                COLUMBIA MD 21045

                                    PROPERTY:

                                 AIRPORT SQUARE
              880, 891, 901, 920, 938 AND 940 ELKRIDGE LANDING ROAD
                               LINTHICUM, MARYLAND



                                FEBRUARY 28, 2001

                                      INDEX

                                                                           Page

1. The Property...............................................................1
         1.1. Description.....................................................1
         1.2 "As-Is" Purchase.................................................2
         1.3 Agreement to Convey..............................................3

2. Price and Payment..........................................................3
         2.1 Purchase Price...................................................3
         2.2 Payment..........................................................3
         2.3 Closing..........................................................4
         2.4 Airport One Closing Condition....................................4
         2.5 General Closing Condition........................................5

3. Inspections and Approvals..................................................5
         3.1 Inspections......................................................5
         3.2 Title and Survey.................................................6
         3.3 Contracts........................................................7
         3.4 Purchaser's Right to Terminate...................................7
         3.5 Confidentiality..................................................8

4. Prior to Closing...........................................................8
         4.1 Insurance........................................................8
         4.2 Operation........................................................8
         4.3 New Contracts....................................................8
         4.4 New Leases.......................................................8
         4.5 Certain Acknowledgments..........................................9
         4.6 Tenant Estoppel Certificates.....................................9

5. Representations and Warranties.............................................9
         5.1 By Seller........................................................9
         5.2 By Purchaser....................................................11
         5.3 Mutual..........................................................12

6. Costs and Prorations......................................................12
         6.1 Purchaser's Costs...............................................12
         6.2 Seller's Costs..................................................13
         6.3 Prorations......................................................13
         6.4 Mutual Indemnity................................................15

7. Damage, Destruction or Condemnation.......................................16
         7.1 Material Event..................................................16
         7.2 Immaterial Event................................................16
         7.3 Termination and Return of Deposit...............................16

8. Notices...................................................................16

9. Closing and Escrow........................................................17
         9.1 Escrow Instructions.............................................17
         9.2 Seller's Deliveries.............................................17
         9.3 Purchaser's Deliveries..........................................18
         9.4 Possession......................................................18
         9.5 Insurance.......................................................18
         9.6 Utility Service and Deposits....................................19
         9.7 Notice Letters..................................................19

10. Default; Failure of Condition............................................19
         10.1 Purchaser Default..............................................19
         10.2 Seller Default.................................................19
         10.3 Failure of Condition...........................................19

11. Miscellaneous............................................................20
         11.1 Entire Agreement...............................................20
         11.2 Severability...................................................20
         11.3 Applicable Law.................................................20
         11.4 Assignability..................................................20
         11.5 Successors Bound...............................................21
         11.6 Breach.........................................................21
         11.7 No Public Disclosure...........................................21
         11.8 Captions.......................................................21
         11.9 Attorney's Fees................................................21
         11.10 No Partnership................................................21
         11.11 Time of Essence...............................................21
         11.12 Counterparts..................................................22
         11.13 Recordation...................................................22
         11.14 Proper Execution..............................................22
         11.15 Tax Protest...................................................22
         11.16 Best Knowledge; Received Written Notice.......................22
         11.17 Survival and Limitation of Representations and Warranties.....22
         11.18 Time to Execute and Deliver...................................23
         11.19 Limitation of Liability.......................................23

                                LIST OF EXHIBITS


Exhibit 1.1.1        Legal Description
Exhibit 1.1.3        Personal Property
Exhibit 1.1.6        Rent Roll
Exhibit 2.4          Form of  Arbros Tenant Estoppel Certificate
Exhibit 3.1.1        Form of Access Agreement
Exhibit 3.3          Schedule of Contracts
Exhibit 4.4 Existing Leases for Which Purchaser is Responsible for Build-Out Costs and Commissions
Exhibit 5.1.7 Notices of Condemnation, Pending Lawsuits and Violations of Laws
Exhibit 5.1.11       Schedule of Leasing Commissions or Brokerage Commissions
Exhibit 5.1.12       Notices of Violations of Environmental Law
Exhibit 9.2.1        Form of Assignment of Membership Interests
Exhibit 9.2.4        Form of FIRPTA Affidavit
Exhibit 9.2.5        Form of Corporate Authorization
Exhibit 9.2.6        Form of Incumbency Affidavit
Exhibit 9.3          ERISA Certificate

                                   Term Sheet


Purchaser:            COPT ACQUISITIONS, INC.
Notice Address:       8815 CENTRE PARK DRIVE
                      COLUMBIA, MARYLAND 21045
                      BALA CYNWOOD PA 19004-1126

                      ATTENTION: JOHN GURLEY, ESQ.
                      PHONE:     (410) 992-7247
                      FAX:       (410) 992-7534

Seller:               AETNA LIFE INSURANCE COMPANY

Notice Address:       C/O UBS REALTY INVESTORS LLC
                      242 TRUMBULL STREET
                      HARTFORD CT 06103-1212

                      ATTENTION: KEVIN M. CREAN
                      PHONE:     (860) 275-2376
                      FAX:       (860) 275-2109

Property:             AIRPORT SQUARE
                       880, 891, 901, 920, 938 AND 940 ELKRIDGE LANDING ROAD
                      LINTHICUM, MARYLAND

Price:                $44,250,000

Approval Date:        MARCH 14, 2001
Closing Date:         MARCH 15, 2001 (SUBJECT TO THE AGREEMENT OF THE PARTIES
                      TO USE THEIR BEST EFFORTS TO CLOSE BY MARCH 2, 2001, AND
                      SUBJECT TO THE LATER CLOSING DATE FOR AIRPORT I, ALL AS
                      PROVIDED IN SECTION 2)

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") dated as of the 28th day of February, 2001, is made by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation with an office c/o UBS Realty Investors LLC, 242 Trumbull Street, Hartford, Connecticut 06103 ("SELLER") and COPT ACQUISITIONS, INC., a Delaware corporation ("PURCHASER"), with an office 8815 Centre Park Drive, Columbia, Maryland 21045.

                                R E C I T A L S :

     Seller owns and/or controls the legal and beneficial interests in the property commonly known 880 Elkridge Landing Road ("AIRPORT I PROPERTY"), 920 Elkridge Landing Road ("AIRPORT III PROPERTY"), 938 and 940 Elkridge Landing Road ("AIRPORT VI AND VII PROPERTY"), 891 Elkridge Landing Road ("AIRPORT VIII PROPERTY"), and 901 Elkridge Landing Road ("AIRPORT IX PROPERTY"), and in each case certain related personal and intangible property. Seller desires to sell, and Purchaser desires to purchase, the entire membership interests (individually, an "INTEREST", and collectively, the "INTERESTS") in each of the separate limited liability companies (individually, an "LLC", and collectively, the "LLCS") owning the fee simple title to each of such properties as of the date of sale.

     NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1. THE PROPERTY.

     1.1. DESCRIPTION. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Purchaser agrees to purchase and acquire, the Interests, and thereby to acquire all of Seller's right, title, and interest in and to the following (collectively, "PROPERTY"):

          1.1.1. Certain land ("LAND") more specifically described in EXHIBIT
     1.1.1 attached hereto;

          1.1.2. The buildings, parking areas, improvements, and fixtures now situated on the Land (the "IMPROVEMENTS");

          1.1.3. All furniture, personal property, machinery, apparatus, and equipment currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon (collectively, the "PERSONAL PROPERTY"), generally described on EXHIBIT 1.1.3 attached hereto. The Personal Property is subject to depletions, replacements and additions in the ordinary course of business and subject to contractual and legal transfer and use restrictions;

          1.1.4. All easements, hereditaments, and appurtenances belonging to or inuring to the benefit of the LLCs and pertaining to the Land, if any;

          1.1.5. Any street or road abutting the Land to the center lines thereof;

          1.1.6. All leases, licenses, or other rights of occupancy or grants or claims of right, title or interest to possession of any portion of the Property listed on the rent roll attached hereto as Exhibit 1.1.6 (the "RENT ROLL"), and any new leases entered into pursuant to Section 4.4, which as of the Closing (as hereinafter defined) affect all or any portion of the Land or Improvements (collectively the "LEASES") and any security deposits actually held directly or indirectly by any of the LLCs with respect thereto as of the Closing (as hereinafter defined) with respect to any such Leases;

          1.1.7. Subject to Section 3.3, all contracts and agreements relating to the operation, repair or maintenance of the Land, Improvements or Personal Property the terms of which extend beyond midnight of the day preceding the Date of Closing (as hereinafter defined);

          1.1.8. The name "Airport Square" but only as it relates to the Property;

          1.1.9. Assignable warranties and guaranties issued in connection with the Improvements or Personal Property; and

          1.1.10. All transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land, Improvements or Personal Property (collectively, "APPROVALS").

     1.2. "AS-IS" PURCHASE. Except as otherwise expressly provided in this Agreement, the Interests, and indirectly thereby the Property, are being sold in an "AS IS" condition and "WITH ALL FAULTS" as of the date of this Agreement and as of the Closing. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any partner, officer, person, firm, agent or representative acting or purporting to act on behalf of Seller as to the Interests, or the assets or liabilities of the LLCs, or the condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement will only be consummated by Purchaser after full investigation, and entered into with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. Except as otherwise expressly provided in this Agreement, Seller makes no representations or warranties as to whether the Property contains asbestos or harmful or toxic substances or pertaining to the extent, location or nature of same. Further, to the extent that Seller has provided or hereafter may provide to Purchaser information from any inspection, engineering or environmental reports concerning asbestos or harmful or toxic substances, Seller makes no representations or warranties with respect to the accuracy or completeness, methodology of preparation or otherwise concerning the contents of such reports except as expressly provided in this Agreement. Purchaser acknowledges that Seller has requested Purchaser to inspect fully the Property and investigate all matters relevant thereto, and to the Interests and the LLCs, and to rely solely upon the results of Purchaser's own inspections and investigations or other information obtained or otherwise available to Purchaser, rather than any information that may have been provided by Seller to Purchaser. Purchaser waives and releases Seller from any present or future claims arising from or relating to the presence or alleged presence of asbestos or harmful or toxic substances in, on, under or about the Property including, without limitation, any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any regulations promulgated thereunder,
(ii) any other federal, state or local law, ordinance, rule or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental matters of any kind, or (iii) this Agreement or the common law, provided, however, that if any third party unaffiliated with Purchaser (including a governmental entity, but excluding any remote transferees of Purchaser) shall file suit against Purchaser asserting an Environmental Claim which is alleged to have arisen prior to the Date of Closing (hereinafter defined), the foregoing waiver and release shall not preclude Purchaser from joining or otherwise naming Seller as a party defendant in such action, but provided further that in no event shall Purchaser assert on behalf of itself or any affiliate any Environmental Claim against Seller in such an action or otherwise. The terms and provisions of this paragraph shall survive Closing or any termination of this Agreement.

     1.3. AGREEMENT TO CONVEY. Seller agrees to assign and convey, and Purchaser agrees to accept, the Interests by an Assignment of Membership Interests without representation or warranty except as expressly provided herein.

2. PRICE AND PAYMENT.

     2.1. PURCHASE PRICE. The purchase price for the Interests the LLCs owning the Airport III Property, the Airport VI and VII Property, the Airport VIII Property and the Airport IX Property (such LLCs, the "MAIN LLCS", such properties, the "MAIN PROPERTIES", and such price, the "FIRST PURCHASE PRICE") is Thirty-Two Million Nine Hundred Fifty Thousand Dollars ($32,950,000). The purchase price for the Interest in the LLC owning the Airport I Property (such LLC, the "AIRPORT I LLC", and such price, the "AIRPORT I PURCHASE PRICE") is Eleven Million Three Hundred Thousand Dollars ($11,300,000).

     2.2. PAYMENT. Payment of the Purchase Price is to be made in cash as follows:

          2.2.1 (a) Purchaser has made an earnest money deposit of Six Hundred Sixty-Three Thousand Seven Hundred Fifty Dollars ($663,750) ("DEPOSIT") prior to or contemporaneously with the execution of this Agreement. Four Hundred Ninety-Four Thousand Two Hundred Fifty Dollars ($494,250) of the Deposit ("MAIN DEPOSIT") is on account of the First Purchase Price, and the balance of One Hundred Sixty-Nine Thousand Five Hundred Dollars ($169,500) of the Deposit ("AIRPORT I DEPOSIT") is on account of the Airport I Purchase Price.

               (b) The Deposit, as installments of same are paid, will be placed and held in escrow by Kroll McNamara & Evans, LLP ("ESCROW AGENT") in an interest-bearing account at a mutually acceptable banking institution. Any interest earned on the Deposit shall be considered as part of the Deposit. Except as otherwise provided in this Agreement, the Main Deposit will be applied to the First Purchase Price at the First Closing (defined below), and the Airport I Deposit will be applied to the Airport I Purchase Price at the Airport I Closing (defined below).

          2.2.2. At the First Closing, the Purchaser shall pay Seller the First Purchase Price, inclusive of the Main Deposit and subject to adjustments as provided herein, to a bank account designated by Seller via wire transfer in immediately available funds. At the Airport I Closing, the Purchaser shall pay Seller the Airport I Purchase Price, inclusive of the Airport I Deposit and subject to adjustments as provided herein, to a bank account designated by Seller via wire transfer in immediately available funds.

     2.3. CLOSING. Payment of the First Purchase Price and the closing hereunder of the sale of the entire Interest in each of the Main LLCs ("FIRST CLOSING") will take place pursuant to an escrow closing on or before March 15, 2001 (provided that Purchaser and Seller agree to use their best efforts to cause the First Closing to occur on or prior to March 2, 2001), at the offices of Anchor Title Company, Hawthorne Executive Center, 10715 Charter Drive, Suite 100, Columbia, Maryland 21044 (the "TITLE COMPANY") at 10:00 a.m. local time or at such other time and place as may be agreed upon in writing by Seller and Purchaser (the aforesaid date, or such other agreed date, being referred to in this Agreement as the "DATE OF FIRST CLOSING"). Payment of the Airport I Purchase Price and the closing hereunder of the sale of the entire Interest in the Airport I LLC ("AIRPORT I CLOSING", and such Interest, the "AIRPORT I INTEREST") will take place pursuant to an escrow closing at the offices of the Title Company at 10:00 a.m. local time on the fifteenth (15th) day following the satisfaction of the Airport I Closing Condition (defined below) or at such other time and place as may be agreed upon in writing by Seller and Purchaser (such date, or such other agreed date, being referred to in this Agreement as the "DATE OF AIRPORT I CLOSING").

     2.4 AIRPORT ONE CLOSING CONDITION. It shall be a condition to the Airport I Closing (the "AIRPORT I CLOSING CONDITION") that ARBROS Communications, Inc. (i) shall have taken possession of, and be in operation in, the premises in the Airport I Property which is leased to it and its parent under their Lease Agreement with Airport 1 dated October 16, 2000 (the "ARBROS LEASE"), and (ii) shall have delivered to Purchaser a tenant estoppel certificate satisfactory to Purchaser in all respects and in its reasonable discretion, substantially in the form of EXHIBIT 2.4 attached hereto, and specifically stating, howsoever phrased, that the landlord under the lease has performed the obligations to have been performed by it to date, including its construction obligations, and that the premises are satisfactory to tenant in accordance with the terms of the Arbros Lease. Seller agrees that it shall complete, or cause Airport I LLC to complete, the Landlord's Work, and pay, or cause Airport I LLC to pay, the allowances required to be paid by the landlord, in accordance with the terms of Exhibit B of the Arbros Lease, and pay, or cause Airport I LLC to pay, any leasing commission payable on account of the Arbros Lease. Seller further agrees not cause or suffer the Airport I LLC to fail to perform its obligations under the Arbros Lease so as to cause the failure of the Airport I Closing Condition; provided, however, that Seller shall not be in default hereunder provided the Airport I LLC, as landlord, performs in a good faith and commercially reasonable manner. In the event that the

Airport I Closing Condition has not been satisfied on or before July 15, 2001, Purchaser shall have the right, by written notice (the "AIRPORT I TERMINATION NOTICE") to Seller given on or before July 27, 2001, to terminate its obligation to purchase the Airport I Interest and in such event the Airport I Deposit shall be returned to Purchaser. If Purchaser fails to give an Airport I Termination Notice on or before July 27, 2001, the Airport I Closing shall occur on July 31, 2001, and Seller shall have no obligation to Purchaser for any matter set forth in any Arbros estoppel certificate or otherwise relating to the Arbros Lease.

     2.5 GENERAL CLOSING CONDITION. It shall be a condition, for the benefit of Purchaser, (i) to the First Closing that the Main LLCs shall own good and marketable fee simple absolute title to the Main Properties (each of such LLCs owning its respective portion thereof); and (ii) to the Airport I Closing that Airport I LLC shall own good and marketable fee simple absolute title to the Airport I Property.


3. INSPECTIONS AND APPROVALS.

     3.1. INSPECTIONS.

          3.1.1. Prior to execution of this Agreement, Purchaser received or had access to the items and materials which Purchaser desired to receive and review in connection with its due diligence investigations of the Property, and was provided or afforded access to all such items and materials in the possession or control of the property manager. Purchaser received satisfactory assurances from the Department of Planning and Code Enforcement, Anne Arundel County, Maryland, of recorded building code violations with respect to the Property, and of the zoning applicable to the Property.

          3.1.2. Purchaser acknowledges and agrees that it has completed its due diligence, that it has determined on such basis to proceed to purchase the Property (subject, with respect to the Airport I Property, to the Airport I Closing Condition), and that it there is no further due diligence period or condition other than, with respect to the Airport I Property, the Airport I Closing Condition. Nonetheless, Seller agrees to allow Purchaser or Purchaser's agents or representatives reasonable further access to the Property (during business hours) for purposes of further inspection of the Property and review of the Leases, expenses and other matters that Purchaser desires. Purchaser shall not conduct or allow any physically intrusive testing of, on or under the Property without first obtaining Seller's written consent, which consent shall not unreasonably be withheld, as to the timing and scope of work to be performed and, upon request of Seller, entering into an Access Agreement in the form attached hereto as
     Exhibit 3.1.1. Purchaser's breach of the foregoing prohibition shall be a material breach.

          3.1.3. Purchaser agrees that, in making any non-intrusive physical or environmental inspections of the Property, Purchaser or Purchaser's agents have carried and will carry not less than One Million Dollars ($1,000,000) comprehensive general liability insurance with contractual liability endorsement which insures Purchaser's indemnity obligations hereunder, and, upon request of Seller, will provide Seller with written evidence of same, will not interfere with the activity of tenants or any persons occupying or providing service at the Property, will not reveal to any third party other than the Purchaser Parties (as defined in Section 3.5) and persons not approved by Seller the results of its inspections, and will restore promptly any physical damage caused by the inspections. Purchaser shall give Seller reasonable prior notice of its intention to conduct any further inspections, and Seller reserves the right to have a representative present. Purchaser agrees to provide Seller with a copy of any inspection report upon Seller's written request, which agreement shall survive Closing. Purchaser agrees (which agreement shall survive Closing or termination of this Agreement) to indemnify, defend, and hold Seller free and harmless from any loss, injury, damage, claim, lien, cost or expense, including reasonable attorney's fees and costs, arising out of a breach of the foregoing agreements by Purchaser in connection with any previous or further inspection of the Property, or otherwise from the exercise by Purchaser or its agents or representatives of the right of access under this Section 3.1, including any access previously afforded (collectively, "PURCHASER'S INDEMNITY OBLIGATIONS"). All inspections were and shall be at Purchaser's expense.

          3.1.4. Except as expressly provided in this Agreement, Seller makes no representations or warranties as to the truth, accuracy or completeness of any materials, data or other information supplied to Purchaser in connection with Purchaser's inspection of the Property (e.g., that such materials are complete, accurate or the final version thereof, or that all such materials are in Seller's possession). It is the parties' express understanding and agreement that such materials were and are provided only for Purchaser's convenience in having made its own examination and determination to purchase the Interests, and, in doing so, Purchaser has relied and shall rely exclusively on its own independent investigation and evaluation of every aspect of the LLCs and the Property and not on any materials supplied by Seller. Purchaser expressly disclaims reliance or any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it has relied and shall rely solely on its own independently developed or verified information.

     3.2. TITLE AND SURVEY.

          3.2.1. Purchaser has, at its cost, obtained an as-built ALTA/ACSM survey for the Land and Improvements or update of Seller's existing as-built survey in accordance with ALTA/ACSM Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by ALTA and ACSM in 1999, including those Table A requirements as requested of the surveyor by Purchaser (the "SURVEY").

          3.2.2. Purchaser, at its cost, has ordered and received one or more preliminary title reports and commitments for the Property issued by Chicago Title Insurance Company (the "UNDERWRITING TITLE COMPANY"), together with copies of all instruments and documents referred to therein (the preliminary title report together with such other instruments are herein collectively referred to as the "PTR").

          3.2.3. Purchaser shall approve or disapprove in writing (any such written disapproval, a "TITLE OBJECTION") any title or survey matter on or before the Approval Date (defined in Section 3.4 below), subject to Purchaser's right to order continuation searches up to and including the Closing Date. The determination as to whether or not title or matters shown by a survey are acceptable shall be in Purchaser's sole and absolute discretion. Purchaser's failure to timely disapprove title or matters shown by a survey shall be deemed Purchaser's approval thereof.

          3.2.4. If Purchaser disapproves a title or survey matter within the time period set forth in Section 3.2.3 hereof, Seller shall have the right but not (except as expressly provided in the following sentence) the obligation, prior to the Approval Date, to agree in writing (such a writing, a "TITLE RESPONSE") to remove, correct or otherwise cure any disapproved items prior to the Closing, at Seller's sole cost and expense, and, in such event, Seller shall cause the same to be accomplished prior to the date of Closing. Notwithstanding the preceding sentence, Seller shall in all events cause any mortgages, mechanics' liens, or judgment liens of a definite or ascertainable amount which can be removed by the payment of money to be removed at or prior to Closing, except for those liens, easements and encumbrances appearing on the PTR which Purchaser fails expressly to disapprove. Any matter which exists (whether or not shown on the PTR or Survey, the accuracy of which, as between Seller and Purchaser, shall be Purchaser's responsibility and risk) and which Purchaser does not expressly disapprove shall be deemed a "PERMITTED ENCUMBRANCE". If Seller does not agree in a Title Response to remove such disapproved items (other than the matters which Seller must remove in accordance with the preceding sentence), Purchaser's sole right shall be to terminate this Agreement at the time and in the manner provided in Section 3.4 below, and if Purchaser fails timely to give a Termination Notice as provided therein, Purchaser shall be deemed to have waived Purchaser's objection to the disapproved matters.

          3.2.5 Any matter which is not a Permitted Encumbrance and of which Purchaser, through a title update or otherwise becomes aware of prior to Closing shall be governed by Section 10.3 hereof.

          3.2.6 Seller agrees to pay any and all applicable charges, fees and assessments due under any reciprocal easement agreement or covenant affecting all or any portion of the Property which is due for the period prior to Closing, and that any such charge, fee and assessment relating to a period in which the Date of Closing occurs shall be prorated as provided in Section 6.3.

     3.3. CONTRACTS. On or before the Approval Date, Purchaser shall notify Seller in writing if Purchaser elects to assume at Closing any of the service, maintenance, supply or other contracts relating to the operation of the Property which are identified on EXHIBIT 3.3 attached hereto. If Purchaser does not exercise its right to terminate this Agreement on or before the Approval Date, Seller shall give notice of termination of the contract(s) which Purchaser does not elect to assume. Seller shall be responsible for terminating at Seller's expense the duties of its leasing agent, and any on-site duties of its management company.

     3.4. PURCHASER'S RIGHT TO TERMINATE. If Purchaser issues a Title Objection and Purchaser and Seller fail to enter into a Title Response, Purchaser shall have the right by giving Seller written notice ("TERMINATION Notice") on or before March 14, 2001 ("APPROVAL DATE") to terminate its obligation to purchase the Interests and in such event the deposit shall be returned to Purchaser.
If the Termination Notice is timely given, Seller shall direct the Escrow Agent promptly to return the Deposit to Purchaser, and neither party shall have any further liability hereunder except for Purchaser's Indemnity Obligations set forth in Section 3.1.2 hereof.

     3.5. Confidentiality. Unless Seller specifically and expressly otherwise agrees in writing, Purchaser agrees that all information regarding the Interests, the LLCs and the Property of whatsoever nature made available to it by Seller or Seller's agents or representatives ("PROPRIETARY INFORMATION") is confidential and shall not be disclosed to any other person except those assisting Purchaser with the transaction, or Purchaser's lender, if any (collectively, the "PURCHASER PARTIES") and then only upon Purchaser making such person aware of the confidentiality restriction and procuring such person's agreement to be bound thereby. In the event the purchase and sale contemplated hereby fails to close for any reason whatsoever, Purchaser agrees to return to Seller, or cause to be returned to Seller all Proprietary Information. Further, Purchaser agrees not to use or allow to be used any Proprietary Information for any purpose other than to determine whether to proceed with the contemplated purchase, or if same is consummated, in connection with the operation of the Property post-Closing. Notwithstanding any other term of this Agreement, the provisions of this Section 3.5 shall survive Closing and any termination of this Agreement.

4. PRIOR TO CLOSING.

     Until the First Closing with respect to the Main Properties, and until the Airport I Closing with respect to the Airport I Property, Seller shall cause each of the Main LLCs or the Airport I LLC, as the case may be, itself or through its property management company, to:

     4.1. INSURANCE. Keep the Property insured against fire and other hazards covered by extended coverage endorsement and comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about the Property.

     4.2. OPERATION. Operate and maintain the Property in a businesslike manner and substantially in accordance with each owner's past practices with respect to the Property, and make any and all repairs and replacements reasonably required so that at Closing (hereinafter defined) the Property is in its present condition, normal wear and tear excepted, provided that in the event of any loss or damage to the Property as described in Section 7, Seller shall have an obligation to Purchaser to cause the repair the Property only if Seller so elects and then shall be obligated only to the extent of available insurance proceeds.

     4.3. NEW CONTRACTS. Enter into only those third party contracts which are necessary to carry out its obligations under Section 4.2 and which shall be cancelable on thirty (30) days written notice. Prior to the execution of any such contract, Seller shall promptly provide written notice thereof to Purchaser and unless Purchaser, within seven (7) days thereafter, notifies Seller in writing of its intention to assume such contract, it shall be treated as a contract disapproved by Purchaser under Section 3.3 hereof.

     4.4. NEW LEASES. Continue its present rental program and efforts at the Property to rent vacant space, provided that Seller will not approve the execution of any new leases or tenant improvement contracts or amendment, termination or acceptance of the surrender of any existing tenancies or approve any subleases without the prior consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed, except that the Seller is authorized to accept the termination of leases at the end of their existing terms. Failure of Purchaser to consent or expressly withhold its consent stating with specificity the basis of its objection within five (5) business days after written request for such consent shall be deemed to constitute consent. In the event that any leases recently entered into and not considered by Purchaser in determining the price to be paid for the Property are identified on EXHIBIT 4.4 hereto, or that any new lease is executed after the date of this Agreement with Purchaser's approval, and in either event such lease requires the construction of tenant fixtures or improvements or the payment of leasing or brokerage commission(s) at the expense of the landlord, Purchaser agrees to assume the obligation to pay and/or at Closing to reimburse Seller for the paid portion of Purchaser's share of the cost of such improvements and leasing or brokerage commission(s) unless Seller and Purchaser expressly agree in writing that Seller shall be responsible for any such costs. The determination of Seller's and Purchaser's share of such costs shall be based upon the respective portions of the fixed or base rents and additional rents payable during the applicable term of any such Lease which shall be attributable to the time periods before and after Closing (for example, the applicable term of a new Lease would be the initial term, while the applicable term of a lease renewal would be the exercised renewal term). The provisions of this section with respect to payment of costs shall survive Closing.

     4.5. CERTAIN ACKNOWLEDGMENTS. Each of Purchaser and Seller shall pay one-half (1/2) of any recordation or transfer tax, however identified or designated, now or hereafter owing in connection with the consummation of the transactions described herein, including any such taxes asserted against Seller or any affiliate of Seller in connection with any transfer or recording made prior to the Closing in order to permit Purchaser to purchase the fee simple interest in each of the Airport I Property, Airport III Property, Airport VI and VII Property, Airport VIII Property and Airport IX Property in a separate LLC. Seller shall provide to Purchaser copies of any documents to be recorded in consummating the transactions described herein prior to the date of recordation thereof, and the parties shall consult with one another regarding such documents. The parties shall also consult with one another and cooperate in the determination and payment of any such taxes.

     4.6 TENANT ESTOPPEL CERTIFICATEs. Subject to satisfaction of the Airport I Closing Condition, Purchaser acknowledges that it and its lender have received such tenant estoppels and other agreements and assurances from tenants as it requires, and there is no condition other than the Airport I Closing Condition relating to tenant estoppels or such other agreements or assurances.


5. REPRESENTATIONS AND WARRANTIES.

     5.1. BY SELLEr. Seller represents and warrants to Purchaser that as of the date hereof:

          5.1.1. Each of the Main LLCs is, or shall be prior to the Date of First Closing, and the Airport I LLC is, or shall be prior to the Date of Airport I Closing, duly organized, validly existing and in good standing under the laws of the State of Delaware, and authorized to do business in the State of Maryland.

          5.1.2. Seller is duly organized, validly existing and in good standing under the laws of the State of Connecticut, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of its certificate of incorporation or by-laws. This Agreement is a valid and legally binding obligation of Seller and is enforceable against Seller in accordance with its terms.

          5.1.3 Subject to Section 11.20, Seller is the owner of each of the Interests free of any encumbrances.

          5.1.4 A true and complete copy of the Articles of Organization and Operating Agreement of each LLC, along with all amendments thereto and modifications thereof, has been or promptly following execution of this Agreement will be delivered to Purchaser, and the same are or will be prior the Date of First Closing in full force and effect.

          5.1.5 Each LLC has or will by the date of the applicable Closing have the necessary internal authority to carry on its business as it is then being conducted and to own, maintain, lease and operate its portion of the Property. No LLC has engaged in any business other than the ownership, maintenance, leasing and operation of the Property. No LLC has any direct or indirect ownership interest in any other real or personal property, firm, corporation, joint venture, partnership, business entity or other enterprise and neither owns, leases nor has any tangible property other than the Property

          5.1.6 The LLCs have no employees.

          5.1.7 Neither Seller, for itself and as sole member of each of the LLCs, nor the LLCs (a) have received notice (by notice specific to Seller, the LLC or the Property, as opposed to in newspapers or other general notice) of any pending condemnation or eminent domain proceedings with regard to any part of the Property, and to Seller's actual knowledge, no such proceedings are proposed, and/or (b) have received notice (by notice specific to Seller, the LLC, or the Property, as opposed to in newspapers or other general notice) of any pending claims, lawsuits or proceedings, and to the Seller's actual knowledge, there are no claims, lawsuits or proceedings pending or threatened against or relating to the Property, to Seller, or to the LLCs in connection with the Property, the ownership of the Property by the LLCs, or the Interest of Seller in and to the LLCs, and/or (c) have received any uncured notice of any violation of any applicable requirement of Federal, State or local law, rule or ordinance, or any applicable requirements of governmental bodies or agencies having jurisdiction over the Property in connection with the Property and the operation and use of the Property, in each instance except as set forth on
     Exhibit 5.1.7.

          5.1.8 To Seller's knowledge, each LLC has paid or shall pay all Taxes (as defined herein) due and payable and required to be paid by it to any governing authority, and has timely filed all requisite returns or other reportings in connection with such Taxes to each applicable governmental authority. "Taxes" shall mean any and all taxes (including, without limitation, income, receipts, franchise, ad valorem or excise taxes, transfer or gains taxes or fees, use taxes, withholding, payroll or minimum taxes (other than any real or personal property taxes) imposed on, or otherwise payable by, or for which responsibility for payment, withholding or collection lies with the LLC, by any governmental authority, federal, state or other.

          5.1.9 The rent roll attached as Exhibit 1.1.6 is true and correct as of its date.

          5.1.10 Seller has not entered into any currently effective or prospectively effective contract in connection with the maintenance, repair or operation of the Property or Improvements other than as set forth on
     EXHIBIT 3.3.

          5.1.11 Except with respect to the GSA Leasing Commission (as described and defined in Section 6 below), no brokerage, leasing commission or other compensation is now, or will at Closing, or thereafter be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or extensions or renewals thereof or premises expansions thereunder other than as listed specifically on EXHIBIT 5.1.11 attached hereto.

          5.1.12 Except as set forth on EXHIBIT 5.1.12 attached hereto, or as set forth in any environmental site assessment or other report delivered to or made available to Purchaser, Seller has no actual knowledge that the Property or any portion thereof is in violation of any environmental law.

          5.1.13 Other than as set forth in this Agreement, there are no currently or prospectively effective agreements, options, rights of first refusal to purchase, right of first offer to purchase, or conditional sales agreement regarding to purchase and sale of the Property.

          5.1.14 The documents delivered to Purchaser by Seller, to Seller's actual knowledge, are true copies of documents used and relied upon by Seller in connection with its ownership of and the operation of the Property.

     5.2. BY PURCHASER. Purchaser represents and warrants to Seller that:

          5.2.1. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized to do business in the State of Maryland, has duly authorized the execution and performance of this Agreement, and such execution and performance will not violate any material term of any of its constitutive documents.

          5.2.2. This Agreement is the valid and legally binding obligation of Purchaser, and in the event of an assignment pursuant to Section 11.4 below, will be the valid and legally binding obligation of the assignee, enforceable against Purchaser and any such assignee in accordance with its terms.

          5.2.3. No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by Purchaser.

          5.2.4. Purchaser has inspected the Property fully and completely at its expense and has ascertained to its satisfaction the extent to which the Property complies with applicable zoning, building, environmental, health and safety and all other laws, codes and regulations.

          5.2.5. Purchaser has reviewed the Leases, contracts, expenses and other matters relating to the Property and, based upon its own investigations, inspections, tests and studies, has determined to purchase the Interests and thereby to assume the leases, contracts and other obligations with respect to the Property.

          5.2.6. Unless otherwise disclosed to Seller in writing, neither Purchaser nor any affiliate of or principal in Purchaser is other than a citizen of, or partnership, corporation or other form of legal person domesticated in the United States of America.

          5.2.7. Purchaser will not use the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and covered under Title I, Part 4 of ERISA or
     Section 4975 of the Internal Revenue Code of 1986, as amended, in the performance or discharge of its obligations hereunder, including the acquisition of the Property. Purchaser shall not assign its interest hereunder to any person or entity which does not expressly make this covenant and warranty for the benefit of Seller.

     5.3. MUTUAL. Each of Seller and Purchaser represents to the other that it has had no dealings, negotiations, or consultations with any broker, representative, employee, agent or other intermediary except Colliers Pickard in connection with the Agreement or the sale of the Interests. Seller and Purchaser agree that each will indemnify, defend and hold the other free and harmless from the claims of any other broker(s), representative(s), employee(s), agent(s) or other intermediary(ies) claiming to have represented Seller or Purchaser, respectively, or otherwise to be entitled to compensation in connection with this Agreement or in connection with the sale of the Interests.

6. COSTS AND PRORATIONS.

     6.1. PURCHASER'S COSTS. Purchaser will pay the following costs of closing this transaction:

          6.1.1. The fees and disbursements of its counsel, inspecting architect and engineer, if any;

          6.1.2. One-half (1/2) of any escrow fees;

          6.1.3. If Purchaser elects to obtain replacements for or update the existing owner's title insurance policies for the Property, the cost thereof;

          6.1.4. The cost of the Survey;

          6.1.5. Any recording fees; and

          6.1.6. Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction.

     In addition, if any transfer tax is incurred as described in Section 4.5 above, Purchaser shall have paid one half (1/2) thereof.

     6.2. SELLER'S COSTS. Seller will pay:

          6.2.1. One-half (1/2) of any escrow fees; and

          6.2.2. The broker's fee related to this transaction to the extent any such fee is payable pursuant to Seller's separate agreement with Colliers Pickard.

     In addition, if any transfer tax is incurred as described in Section 4.5 above, Seller shall have paid one half (1/2) thereof.

     In addition, Seller shall retain the obligation to pay, and agrees to indemnify and hold Purchaser harmless from any loss, damage, claim, action, cost or expense, including attorneys' fees, arising from Seller's non-payment of, any leasing commission due under the leasing commission agreement as and when such becomes due and payable, with respect to the lease to The United States of America of space in 938 Elkridge Landing Road, as such leasing commission agreement is in effect as of the date of this Agreement and as such lease may be renewed on an annual basis to April 30, 2010 as presently provided in such lease. Seller shall not be liable for any new, increased or changed commission resulting from subsequent changes thereto. This provision shall survive Closing.

     6.3 PRORATIONS. For purposes of calculating prorations and adjustments, the Purchaser shall be deemed to be the owner of the Property, and therefore entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the "CLOSING" (such term referring to the First Closing with respect to prorations relating thereto or when used in relation to such closing, and to the Airport I Closing with respect to prorations related thereto or when used in relation to such closing) occurs. All prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the "DATE OF CLOSING" (such term meaning and referring to the Date of First Closing with respect to matters relating to such Closing, and to the Date of Airport I Closing with respect to matters relating to such Closing) and based upon the actual number of days in the month and a 365-day year. The following shall be prorated and adjusted between Seller and Purchaser as of the Date of Closing, except as otherwise specified:

          6.3.1 general real estate, personal property and ad valorem taxes and assessments, front foot benefit charges and any improvement or other bonds encumbering the Property for the current tax year. The foregoing items shall be assumed and paid by Purchaser for periods commencing with the Date of Closing.

          6.3.2 utility charges, including but not limited to gas, electric, public telephone or telephone charges related to security, elevator or fire protection systems serving the Property, and water and sewer charges. Seller shall use reasonable efforts to obtain meter readings and bills and charges to and including the day prior to the Date of Closing. If the actual amounts to be prorated under this subsection are not known as of the Date of Closing or cannot be conclusively determined, the proration shall be estimated at Closing on the basis of the most recently issued invoices for same and shall be readjusted within sixty (60) days after the Date of Closing. Seller and Purchaser agree to cooperate fully to complete all post-closing reconciliations and adjustments. Seller shall obtain the refund of any existing utility deposits, Purchaser agreeing to cooperate in connection therewith at no expense to Purchaser, and Purchaser shall make its own arrangements with utility companies from and after Closing.

          6.3.3 To the extent practicable, Seller shall pay prior to the Closing the amount of any liabilities pursuant to the Contracts and shall provide at Closing satisfactory evidence of payment; provided, however, if Purchaser has elected to assume any the obligations of any Contract(s) pursuant to Section 4.4 hereof, then Seller shall pay prior to Closing (if the same has become payable or has been billed or invoiced) the amount of liabilities under such Contract(s) for the billing period which shall include the Date of Closing and such invoice shall be adjusted accordingly between Seller and Purchaser (Purchaser being responsible for the period commencing with the Date of Closing). Any item not paid to and including the day prior to the Date of Closing shall be prorated at Closing. If the actual amounts to be prorated under this subsection are not known as of the Date of Closing or cannot be conclusively determined, the proration shall be estimated at Closing on the basis of the most recently issued invoices for same and shall be readjusted within sixty (60) days after the date of Closing. Seller and Purchaser agree to cooperate fully to complete all post-closing reconciliations and adjustments

          6.3.4 rent, additional rent, tenant improvement loans or reimbursements, and all other charges under the Leases (herein collectively "RENTS") other than Delinquencies (as hereafter defined). Notwithstanding any terms of this Agreement to the contrary, Rents that are past due as of the Date of Closing ("DELINQUENCIES") shall not be prorated. Amounts collected from tenants who are obligors on Delinquencies by the Purchaser after Closing shall be applied (i) first, to Rents then most recently due from the subject tenant; (ii) second, to Rents attributable to any period after the Date of Closing which are past due on the date of receipt; (iii) third, and finally, to Delinquencies as of the Date of Closing (Purchaser shall promptly remit such amounts to Seller by the 15th day of each calendar month from and after the Date of Closing). Purchaser shall use commercially reasonable efforts from and after the Date of Closing for the collection of Delinquencies, but shall have no obligation to file suit therefor. Seller retains its rights and remedies with respect to Delinquencies, except that Seller shall not be entitled to terminate any Lease or evict any tenant. Further, Seller shall promptly endorse over to and remit to Purchaser by the 15th day of each calendar month after the Date of Closing all payments of rent, additional rent or other charges received under the Leases after the Date of Closing to be adjusted in accordance with the terms of this subsection.

          6.3.5 the amount of all unapplied security deposits under the Leases shall be credited to Purchaser and all security deposits in the form of letters of credit (if any) shall be endorsed over and delivered to Purchaser by Seller.

          6.3.6 all prepaid rents, pre-paid additional rents and other charges prepaid and received by Seller ("PREPAID RENTS") whether for operating expenses, insurance, common area expenses, or real estate taxes under any Lease for the operating year in which the Closing shall occur shall be credited to Purchaser at Closing. Seller shall have completed its expense reconciliations for the calendar year 1999 and 2000 (if 2000 reconciliations are not completed by the Date of Closing, Seller shall cause same to be completed as expeditiously as possible thereafter, and, to the extent of any required record or information having been turned over the Purchaser, Purchaser shall cooperate in such regard) and the real estate tax year commencing July 1, 2000 and expiring June 30, 2001, and Purchaser shall invoice any under payments or refund payments applicable thereto, as the case may be, to each tenant in accordance with (but only to the extent in accordance with) the terms of each tenant's respective Lease. With respect to year-end reconciliations of reimbursable expenses under the Leases attributable to the calendar year 2001, Purchaser shall complete such reconciliations, and to that end Seller shall promptly deliver to Purchaser as soon as practicable following Closing a complete general ledger statement for the period commencing January 1, 2001 through the Date of Closing. Seller shall be responsible for the amounts due and owing to tenants under the Leases, and entitled to amounts payable to the tenants under the Leases (as the case may be) with respect to periods prior to the Date of Closing. Purchaser shall be responsible for amounts due and owing to tenants under the Leases, and entitled to amounts payable to tenants under the Leases (as the case may be) with respect to periods from and after the Date of Closing. With respect to any such amounts payable to Seller, Purchaser agrees to use commercially reasonable efforts to collect such amounts from tenants and promptly upon collection to remit the amount thereof to Seller.

          6.3.7 in no event will there by any proration of insurance premiums under Seller's existing policies of insurance relating to the Property.

          6.3.8 unless otherwise specifically provided herein, such other items that are customarily prorated in transactions of this nature shall be ratably prorated and adjusted between Purchaser and Seller.

     The terms of this Section 6.3 shall survive Closing.

     6.4 MUTUAL INDEMNITY. Except as expressly provided herein, the purpose and intent as to the provisions of this Agreement relating to prorations, adjustments and apportionments is that Seller shall bear all expenses of ownership and operation of the LLCs and Property and shall receive all income therefrom accruing through midnight at the end of the day preceding the Closing and Purchaser shall bear all such expenses and receive all such income accruing thereafter. In furtherance thereof, the parties agree that the conveyance of the Interests hereunder will not discharge or relieve Seller, except as otherwise provided in this Agreement or to the extent that proration or adjustment credit is provided to Purchaser (to the extent of such credit) under this Agreement with respect to any item, from any liability or obligation, known or unknown, contingent or non-contingent, arising out of or related to Seller's ownership of each Interest prior to Date of Closing. Seller agrees to indemnify and hold Purchaser harmless from and against such non-discharged and non-released non-tort liabilities, subject, however, to the aggregate cap on liabilities and limitation of time set forth in Section 11.17 hereof, and further subject to a "deductible" such that Purchaser shall have no claim hereunder unless the amount resulting from the matter or matters exceeds an aggregate of $25,000. In the event Purchaser is named as a defendant in any cause of action for a tort alleged to have occurred at the Property prior to such Date of Closing, Seller shall indemnify and hold Purchaser harmless from any liability, cost or expense arising from such action; provided, however, that such indemnity and agreement to hold harmless shall be limited to the extent to which Seller is insured against the underlying occurrence, and shall be further limited by the aggregate cap on liabilities and limitation of time as set forth in Section
11.17 hereof and the $25,000 "deductible" set forth in the preceding sentence. Purchaser shall indemnify and hold Seller harmless from and against all liability, claim of liability or expense arising out of any claims hereafter brought against Seller in its capacity of a member or former member in the LLC of which it was a member, on account of any act, omission or obligation of the LLC arising on or after the Date of Closing, or arising prior to the Date of Closing to the extent (with respect to pre-Closing matters), and only to the extent, that under the terms of this Agreement such act, omission or obligation is or has been assumed by Purchaser to the extent, and only to the extent, that Purchaser, upon Closing, receives proration or adjustment credit, and then only to the extent of such credit, with respect to the obligation of the LLC at issue.

7. DAMAGE, DESTRUCTION OR CONDEMNATION.

     7.1 MATERIAL EVENT. If, prior to Closing, there is damage to or destruction of the building(s) on the Property which is reasonably estimated to cost $500,000 or more to repair or restore, or there is a taking of parking spaces on the Property such as to render the relevant parcel of the Property no longer operable for its present use, or there is a taking of all access to any parcel of the Property, Purchaser may elect to terminate this Agreement by giving written notice of its election to Seller within fourteen (14) days after receiving notice of such destruction or taking. If such event occurs prior to the First Closing, such termination will be of the entire Agreement (subject to express provisions for survival of certain obligations), and if such event occurs thereafter, of the Agreement as it relates to the Airport I Property. If Purchaser does not give such written notice within such fourteen (14) day period, this transaction shall be consummated on the date and at the applicable Purchase Price provided for in Section 2, and Seller will assign to Purchaser the physical damage proceeds of any insurance policy(ies) payable to Seller, or Seller's portion of any condemnation award, in both cases, up to the amount of the applicable Purchase Price, and, if an insured casualty, pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

     7.2 IMMATERIAL EVENT. If, prior to Closing, there is a casualty occurrence or taking under power of eminent domain and Section 7.1 does not apply, Purchaser shall close this transaction on the date and at the Purchase Price agreed upon in Section 2, and Purchaser shall receive and retain the physical damage proceeds of any insurance policies payable to the LLC which is the owner of the affected portion of the Property, or its portion of any condemnation award, in both cases, up to the amount of the applicable Purchase Price. If the event is an insured casualty, Seller shall pay to Purchaser the amount of any deductible but not to exceed the amount of the loss.

     7.3 TERMINATION AND RETURN OF DEPOSIT. If either party elects to terminate this Agreement pursuant to this Section 7, and if Purchaser is not, on the date of such election, in default of its obligation to have closed under the Agreement, Seller shall promptly direct the Title Company to return the Deposit to Purchaser.

8. NOTICES. Any notice required or permitted to be given hereunder shall be deemed to be given when hand delivered or one (1) business day after pickup by Emery Air Freight, Airborne, Federal Express, or similar overnight express service, or when delivered by facsimile transmission with written acknowledgment of receipt, in any case addressed to the parties at their respective addresses referenced below:

                  If to Seller:      c/o UBS Realty Investors LLC
                                     242 Trumbull Street
                                     Hartford, Connecticut 06103-1212

                                     Attention: Kevin M. Crean
                                     Phone:     (860) 275-2376
                                     Fax:       (860) 275-2109

                  With a copy to:    Kroll McNamara & Evans, LLP
                                     29 South Main Street
                                     West Hartford, Connecticut 06107

                                     Attention: Garrett Delehanty
                                     Phone:     (860) 561-7070
                                     Fax:       (860) 561-7075

                  If to Purchaser:   COPT Acquisitions, Inc.
                                     8815 Centre Park Drive
                                     Columbia, Maryland 21045

                                     Attention: John Gurley, Esq.
                                     Phone:     (410) 992-7247
                                     Fax:       (410) 992-7534

or, in each case, to such other address as either party may from time to time designate by giving notice in writing to the other party. Telephone numbers are for informational purposes only. Effective notice will be deemed given only as provided above.

9. CLOSING AND ESCROW.

     9.1. ESCROW INSTRUCTIONS. Upon execution of this Agreement, the parties shall deliver an executed counterpart of this Agreement to the Title Company to serve as the instructions to the Title Company as the escrow holder for consummation of the transaction contemplated herein. Seller and Purchaser agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement, provided, however that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.

     9.2. SELLER'S DELIVERIES. For each of the First Closing and the Airport I Closing, Seller shall deliver either at the Closing or by making available at the Property, as appropriate, the following original documents for such Closing, each executed and, if required, acknowledged:

          9.2.1. An Assignment of Membership Interests, in the form attached hereto as EXHIBIt 9.2.1.

          9.2.2. Copies of all contracts relating to the Property which Purchaser has elected to assume or which are not terminable by Seller on or before the Date of Closing;

          9.2.3. All books and records at the Property held by or for the account of the LLCs, including without limitation, plans and specifications and lease applications, as available, and such books and records of the LLCs maintained by Seller as Seller is not required to retain (in such event, Seller shall afford Purchaser with the ability to make copies of any retained books and records excepting only valuations of the Property and any other proprietary materials of Seller).

          9.2.4. An affidavit pursuant to the Foreign Investment and Real Property Tax Act in the form attached hereto as EXHIBIT 9.2.4.

          9.2.5. A corporate authorization in the form attached hereto as
     EXHIBIT 9.2.5.

          9.2.6. An incumbency affidavit in the form attached hereto as EXHIBIT 9.2.6.

          9.2.7. The Rent Schedule prepared pursuant to Section 6.3 hereof.

          9.2.8 Provided that the form thereof has been delivered to Seller at least ten (10) days prior to the Date of Closing, and the same has been approved by Seller's counsel (which approval shall not unreasonably be withheld, it being agreed that it shall not be unreasonable to withhold approval of any proposed form requiring individual liability for the signatory thereto, or making the indemnitor liable for errors of, or lack of reasonable care by, the Underwriting Title Company or the Title Company), Seller shall execute and deliver such affidavits and indemnities as the Underwriting Title Company shall reasonably require to enable Purchaser to obtain non-imputation coverages to such title insurance as Purchaser shall elect to purchase at Closing.

     9.3. PURCHASER'S DELIVERIES. At the Closing, Purchaser shall (i) pay Seller the First Purchase Price or the Airport I Purchase Price, as the case may be; and (ii) execute and deliver to Seller the agreements referred to in Sections
9.2.1 and the ERISA certificate attached hereto as EXHIBIT 9.3.

     9.4. POSSESSION. Purchaser shall be entitled to possession of the Main Properties or the Airport I Property, upon conclusion of the First Closing or the Airport I Closing, respectively.

     9.5. INSURANCE. Seller may terminate any policies of insurance relating to the Main LLCs or the Main Property, or the Airport I LLC or the Airport I Property, as the case may be. as of noon on the applicable Date of Closing and Purchaser shall be responsible for obtaining its own insurance thereafter.

     9.6. UTILITY SERVICE AND DEPOSITS. Seller shall be entitled to a credit in the amount of any deposit(s) posted by it with any utility company.

     9.7. NOTICE LETTERS. At or subsequent to Closing, Seller shall execute and deliver to Purchaser copies of a letter to accompany and direct compliance with a notification by Purchaser to tenants of the applicable Property, and/or contractors and utility companies serving such Property, advising them of the sale of the applicable Interests to Purchaser and directing to Purchaser all rents and all bills for the services provided to such Property on and after the Date of Closing.

10. DEFAULT; FAILURE OF CONDITION.

     10.1. PURCHASER DEFAULT. If Purchaser shall become in breach of or default under this Agreement and the breach or default continues beyond the expiration of the cure period, if any, provided in Section 11.6 hereof, the Seller's sole remedy shall be to retain the "DEPOSIT" (prior to the First Closing, such term referring both to the Main Deposit and the Airport I Deposit, and thereafter to the Airport I Deposit) as liquidated damages, and both parties shall be relieved of and released from any further liability hereunder except for Purchaser's Indemnity Obligations set forth in Section 3.1.2 hereof and confidentiality obligations under this Agreement, both of which shall be separately remediable. Seller and Purchaser agree that the Deposit is a fair and reasonable amount to be retained by Seller as agreed and liquidated damages in light of Seller's removal of the Property from the market and the costs incurred by Seller and shall not constitute a penalty or a forfeiture.

     10.2. SELLER DEFAULT. If Seller shall refuse or fail to convey the Interests as herein provided for any reason other than (i) a default by Purchaser and the expiration of the cure period, if any, provided under Section
11.6 hereof, (ii) the existence of a Pending Default (as defined in and contemplated by Section 11.6), or (iii) any other provision of this Agreement which permits Seller to terminate this Agreement or otherwise relieves Seller of the obligation to convey the Interests, Purchaser shall elect as its sole remedy hereunder either to terminate the Agreement and recover the Deposit or seek a specific enforcement remedy to enforce the Seller's obligations to convey the Interests, provided that no such action in specific performance shall seek to require the Seller to do any of the following: (a) change the condition of the Property or restore the same after any fire or other casualty; (b) subject to
Section 10.3 below, expend money or post a bond to remove a title encumbrance or defect or correct any matter shown on a survey of the Property; or (c) secure any permit, approval, or consent with respect to the Property or Seller's conveyance of the Property.

     10.3. FAILURE OF CONDITION. If prior to Closing Seller discloses to Purchaser or Purchaser discovers that (i) title to the Property is subject to defects, limitations or encumbrances other than Permitted Encumbrances, or (ii) any representation or warranty of Seller contained in this Agreement is or, as of the Date of Closing, will be untrue then Purchaser shall promptly give Seller written notice of its objection thereto. In such event, Seller may elect to postpone the Closing for thirty (30) days and attempt to cure such objection, provided that Purchaser may not object to the state of title of the Property on the basis of any Permitted Encumbrances. The parties acknowledge and agree that Seller shall have no obligation to cure any objection unless it is required to do so pursuant to Section 3.2 hereof. If Purchaser fails to waive the objection within ten (10) days after notice from Seller that Seller will not cure the objection, this

Agreement will terminate automatically (subsequent to the First Closing, only insofar as it affects the Airport I Property) and Seller shall promptly direct the Title Company to return the Deposit (subsequent to the First Closing, the Airport I Deposit only) to Purchaser, provided that Purchaser shall not be in default hereunder, and, except as provided below, neither party shall have any liability to the other except for Purchaser's Indemnity Obligations set forth in
Section 3.1.2 hereof and confidentiality obligations under this Agreement. For the purposes of this Agreement, any title defect, limitation or encumbrance other than a Permitted Encumbrance shall be deemed cured if Chicago Title Insurance Company or another title company reasonably acceptable to Purchaser and authorized to do business in Maryland will agree to issue an ALTA owner's title insurance policy to Purchaser for the applicable Purchase Price, which policy takes no exception for such defect, limitation or encumbrance and is issued for no additional premium or for an additional premium if Seller agrees to pay such additional premium upon Closing. Notwithstanding the foregoing, in the event prior to Closing Seller discloses to Purchaser or Purchaser discovers that a representation and warranty set forth in Section 5.1 was materially untrue when made, and Purchaser can demonstrate that if it were aware of such material untruth it would not have entered into this Agreement, or that a reasonable person, as a result of the subject matter of the representation and warranty and the adverse effect on the use or value of the Property arising from the inaccuracy of the representation or warranty, would have determined, not to proceed to consummate this transaction, Purchaser, in addition to terminating this Agreement as above provided, may recover from Seller its third party expenses incurred in its due diligence studies and investigations hereunder up to a maximum amount of Seventy-five Thousand Dollars ($75,000); provided that after the First Closing such material untruth must relate to the Airport I LLC or the Airport I Property, and such amount shall be reduced to Nineteen Thousand One Hundred Fifty Dollars ($19,150).

11. MISCELLANEOUS.

     11.1. ENTIRE AGREEMENT. This Agreement, together with the Exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

     11.2. SEVERABILITY. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     11.3. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.

     11.4. ASSIGNABILITY. Seller acknowledges and agrees that Purchaser shall have the right, provided it gives written notice of such assignment to Seller at least seven (7) business days prior to the Date of Closing but without the need of any approval or consent of Seller, to assign its rights and obligations under this Agreement to its parent entity, Corporate Office Properties Trust ("COPT"), Corporate Office Properties, L.P. ("COPLP") or to any entity or affiliate in which either COPT or CPOLP shall have at least a 10% equity ownership interest

("PERMITTED ASSIGNMENT"). Other than for a Permitted Assignment, Purchaser may not assign this Agreement without first obtaining Seller's written consent. Any assignment in contravention of this provision shall be void. No assignment, whether or not permitted, shall release the Purchaser herein named from any obligation or liability under this Agreement. The Purchaser herein named and any permitted assignee shall be jointly and severally liable for all such obligations and liabilities. Any permitted assignee shall be deemed to have made any and all representations and warranties made by Purchaser hereunder, as if the assignee were the original signatory hereto.

     11.5. SUCCESSORS BOUND. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective successors and permitted assigns.

     11.6. BREACH. Should either party be in breach of or default under or otherwise fail to comply with any of the terms of this Agreement, except as otherwise provided in this Agreement, the complying party shall have the option to cancel this Agreement (prior to the First Closing as to the entire Property, and thereafter as to the Airport I Property) upon ten (10) days written notice to the other party of the alleged breach and failure by such other party to cure such breach within such ten (10) day period. The non-defaulting party shall promptly notify the defaulting party in writing of any alleged default upon obtaining knowledge thereof. The applicable Date of Closing shall be extended to the extent necessary to afford the defaulting party the full ten-day period within which to cure such default; provided, however, that the failure or refusal by a party to perform on the scheduled Date of Closing (except in respect of a Pending Default by the other party) shall be deemed to be an immediate default without the necessity of notice; and provided further, that if the Date of Closing shall have been once extended as a result of default by a party, such party shall be not be entitled to any further notice or cure rights with respect to that or any other default. For purposes of this Section 11.6, a "PENDING DEFAULT" shall be a default for which (i) written notice was given by the non-defaulting party, and (ii) the cure period extends beyond the scheduled Date of Closing.

     11.7. NO PUBLIC DISCLOSURE. Except as required by its reporting obligations under applicable law, Purchaser shall make no public disclosure of the terms of this transaction prior to Closing without the prior written consent of Seller, except that Purchaser may discuss the transaction in confidence with proposed joint venturers or prospective mortgagees.

     11.8. CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

     11.9. ATTORNEYS' FEES. In the event of any litigation arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

     11.10. NO PARTNERSHIP. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.

     11.11. TIME OF ESSENCE. Time is of the essence for all purposes of this Agreement.

     11.12. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

     11.13. RECORDATION. Purchaser and Seller agree not to record this Agreement or any memorandum hereof.

     11.14. PROPER EXECUTION. The submission by Seller to Purchaser of this Agreement in unsigned form shall be deemed to be a submission solely for Purchaser's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Purchaser or impose any obligations upon Seller irrespective of any reliance thereon, change of position or partial performance. The submission by Seller of this Agreement for execution by Purchaser and the actual execution and delivery thereof by Purchaser to Seller shall similarly have no binding force and effect on Seller unless and until Seller shall have executed this Agreement and the Deposit shall have been received by the Title Company and a counterpart thereof shall have been delivered to Purchaser.

     11.15. TAX PROTEST. If, as a result of any tax protest or otherwise, any refund or reduction of any real property or other tax or assessment relating to the Property during the period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less equitable prorated costs of collection.

     11.16. BEST KNOWLEDGE; RECEIVED WRITTEN NOTICE. Whenever a representation, warranty or other statement is made in this Agreement or in any document or instrument to be delivered at Closing pursuant to this Agreement, on the basis of the best of knowledge, the actual knowledge or the knowledge of Seller, or is qualified by Seller having received written notice, such representation, warranty or other statement is made with the exclusion of any facts disclosed to or otherwise known by Purchaser, and is made solely on the basis of the actual, as distinguished from implied, imputed and constructive, knowledge on the date that such representation or warranty is made, without inquiry or investigation or duty thereof, of Bill Nikolis, Kevin Crean and Denise Schenarts (the officers of UBS Realty Investors LLC, Seller's investment advisor and agent, having responsibility for the management and sale of, and the accounting function with respect to, the Property), without attribution to such specific officers of facts and matters otherwise within the personal knowledge of any other officers or employees of Seller or third parties, including but not limited to tenants and property managers of the Property, and excluding, whether or not actually known by such specific officers, any matter known to Purchaser or its agents at the time of Closing.

     11.17. SURVIVAL AND LIMITATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller set forth in Section 5.1 and 11.20 shall survive the Closing, but written notification of any claim arising therefrom must be received by Seller within twelve (12) months after the Date of First Closing for claims relating to the Main Properties or Main LLCs, or the Date of Airport I Closing for claims relating to the Airport I Property or Airport I LLC, or such claim shall be forever barred and Seller shall have no liability with respect thereto. The aggregate liability of the Seller with respect to all claims hereunder shall not exceed Five Hundred Fifty-Eight Thousand Five Hundred Dollars ($558,500) for the Main

Properties and Main LLCs and One Hundred Ninety-One Thousand Five Hundred Dollars ($191,500) for the Airport I LLC and Airport I Property.

     11.18. TIME TO EXECUTE AND DELIVER. This Agreement shall be voidable at Seller's election if one fully executed copy is not received by Seller, along with confirmation that the Deposit has been received by the Title Company, on or before 5:00 p.m. E.S.T. on March 2, 2001.

     11.19. LIMITATION OF LIABILITY. Seller is entering into this Agreement solely on behalf of Aetna Life Insurance Company Separate Account 050. Separate Account 050 is a separate account as defined in Section 3(17) of ERISA. Only the assets of Separate Account 050 shall be bound for the obligations of Separate Account 050, and Purchaser shall have no resort to any other assets of Aetna Life Insurance Company for the obligations of Seller hereunder, or under any agreement, document or instrument executed and delivered pursuant to this Agreement. Seller represents and warrants to Purchaser that the aggregate assets of Separate Account 050, exclusive of its interest in the Property, are and at Closing will be in excess of One Hundred Million Dollars ($100,000,000). This provision shall survive Closing or any termination of this Agreement.



      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the date set forth above.


SELLER:                                     AETNA LIFE INSURANCE COMPANY


                                            By: /s/ Fernando Treviso
                                                ---------------------------
                                            Printed name: Fernando Treviso
                                                          -----------------
                                            Its: Ass't Vice President
                                                 --------------------------



PURCHASER:                                  COPT ACQUISTIONS, INC.



                                            By: /s/ Roger A. Waesche, Jr.
                                                -------------------------------
                                            Printed name:
                                                          ---------------------
                                            Its:
                                                 ------------------------------

     AN ORIGINAL, FULLY EXECUTED COPY OF THIS AGREEMENT, TOGETHER WITH THE DEPOSIT, HAS BEEN RECEIVED BY KROLL MCNAMARA & EVANS, LLP THIS 5TH DAY OF MARCH, 2001.

                                    KROLL, MCNAMARA & EVANS, LLP


                                    By: /s/ Garrett Delehanty
                                        ------------------------------
                                    Printed name: Garrett Delehanty
                                                  --------------------
                                    Its: Partner
                                        ------------------------------